EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bank of the Carolinas Corporation

We consent to the inclusion of our report dated March 28, 2007 on the consolidated financial statements of Bank of the Carolinas Corporation in Amendment No. 1 to Bank of the Carolinas Corporation’s Registration Statement on Form S-4 (Reg. No. 333-144237), and to the reference to our firm under the heading “Experts” in the Joint Proxy Statement and Prospectus included in the Registration Statement.

/s/    Dixon Hughes PLLC

Asheville, North Carolina

August 23, 2007